SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

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TEXOLA ENERGY CORPORATION

(Name of Registrant as Specified in Charter)

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SCHEDULE 14C INFORMATION STATEMENT

Pursuant to Regulation 14C of the Securities Exchange Act

of 1934 as amended

Texola Energy Corporation

4425 Cecile St.,

Pierrefonds, Quebec, Canada H9K 1N1

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is being furnished to our shareholders on behalf of our board of directors pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended, for the purpose of informing our shareholders of the sale of all the shares of Audiyo, Inc., our wholly-owned subsidiary, in accordance with the terms of a share exchange agreement dated November 16, 2005. This Information Statement is being furnished to the shareholders of record of our common stock, par value $0.001, as determined by our board of directors to be the close of business on November 16, 2005.

Pursuant to a directors’ resolution dated November 16, 2005, our board of directors, with Raymond Li and Patrick Fung abstaining, approved the sale of the Audiyo shares in accordance with the terms of a share exchange agreement dated November 16, 2005. Our company thereafter received the written consent from shareholders of our company holding a majority of the outstanding shares of our common stock on November 16, 2005. Upon the expiration of the 20 day period required by Rule 14c and in accordance with the provisions of the Private Corporations Code of the State of Nevada, our company intends to close the share exchange agreement and consummate the sale of the Audiyo shares. The closing of the share exchange agreement will not occur until at least 20 days after we file the Information Statement with the Securities and Exchange Commission and deliver the Information Statement to our shareholders of record.

The entire cost of furnishing this Information Statement will be borne by our company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our common stock held on the record date.

Our board of directors has fixed the close of business on November 16, 2005, as the record date for determining the holders of our common stock who are entitled to receive this Information Statement. As of November 16, 2005, there were 9,040,000 shares of our common stock issued and outstanding. We anticipate that this Information Statement will be mailed to our shareholders of record on or about November 28, 2005.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE SALE OF ALL THE AUDIYO SHARES HELD BY OUR COMPANY.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

PLEASE NOTE THAT THIS IS NOT AN OFFER TO PURCHASE YOUR SHARES.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

Except as disclosed below, none of the following persons have any substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted upon:

1.	any person who has been a director or officer of our company at any time since the beginning of our last fiscal year ended December 31, 2004;
2.	any proposed nominee for election as a director of our company; and
3.	any associate or affiliate of any of the foregoing persons.

Raymond Li is currently a director of our company and the beneficial owner of 4,050,000, or approximately 45%, of the shares of our company. Mr. Li entered into the share exchange agreement dated November 16, 2005, with our company, Simon Au and Patrick Fung, whereby our company agreed to sell all of the Audiyo shares to Mr. Li, Mr. Au and Mr. Fung in consideration for: (i) the return and cancellation of all shares of our company held by such individuals; and (ii) the waiver and forgiveness of any outstanding amounts owned by our company to the three individuals.

Additionally, Patrick Fung is currently a director of our company and the beneficial owner of 2,000,000, or approximately 22%, of the shares of our company. Mr. Fung entered into the share exchange agreement dated November 16, 2005 as described above.

Simon Au was a director of our company until his resignation on May 2, 2005. Mr. Au does not currently hold any shares in our company. Mr. Au entered into the share exchange agreement dated November 16, 2005 as described above.

Our board of directors approved the share exchange agreement and the sale of the Audiyo shares contemplated therein pursuant to a directors’ consent resolution dated November 16, 2005. Mr. Li and Mr. Fung disclosed their respective interests by executing a Notice of Disclosure dated November 16, 2005. The notices are attached to the directors’ resolution of the same date. After disclosing their respective interests, Mr. Li and Mr. Fung abstained from voting on the resolution to approve the sale and the share exchange agreement but consented to the resolutions being passed.

The shareholdings of our directors and officers are set forth below in the section entitled “Principal Shareholders and Security Ownership of Management”. To our knowledge, no director has advised that he intends to oppose the sale of the Audiyo shares as more particularly described herein.

PRINCIPAL SHAREHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

As of the record date, there were 9,040,000 shares of common stock issued and outstanding, with a par value of $.001 per share, in the capital of our company. Each share of our company’s common stock is entitled to one vote.

The following table sets forth, as of November 16, 2005, certain information with respect to the beneficial ownership of our common stock by each shareholder known by us to be the beneficial owner of more than 5% of our common stock, as well as by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage of Class(1)
Raymond Li, Director 4425 Cecile St. Pierrefonds, Quebec, Canada H9K 1N1	4,050,000	45%
Patrick Fung, Director 1908-890 Mt. Pleasant Rd. Toronto, Ontario, Canada M4P 2L4	2,000,000	22%
Thornton Donaldson, Director, President, Secretary and Treasurer 206-475 Howe Street Vancouver, British Columbia, Canada V6C 2B3	Nil	Nil
Directors and Executive Officers as a Group	6,050,000	67%

(1)

Based on 9,040,000 shares of common stock issued and outstanding as of November 16, 2005. Except as otherwise indicated, we believe that the beneficial owners of our common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock, subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

SALE OF AUDIYO SHARES

On November 16, 2005, our board of directors, with Raymond Li and Patrick Fung abstaining, approved the sale of the Audiyo shares in accordance with the provisions of the share exchange agreement dated November 16, 2005. The sale of the Audiyo shares was subject to our company obtaining shareholder approval from a majority of votes entitled to be voted in favor of the sale by written consent or at a duly called meeting of our shareholders and further subject to the closing of the share exchange agreement and the satisfaction of the conditions set out therein.

Our company obtained shareholder approval for the sale of the Audiyo shares by written consent on November 16, 2005, from shareholders holding 6,050,000, or approximately 67%, of the issued and outstanding shares of our common stock. The sale of the Audiyo shares will not become effective until: (i) at least 20 days after we deliver the Information Statement to our shareholders of record; (ii) we file the Information Statement with the Securities and Exchange Commission; and (iii) the closing of the share exchange agreement.

DISSENTERS' RIGHTS

Pursuant to the Private Corporations Code of the State of Nevada, shareholders of our common stock are not entitled to dissenters’ rights of appraisal with respect to the sale of the Audiyo shares.

FINANCIAL AND OTHER INFORMATION

For more detailed information on our company, including financial statements, you may refer to our Form 10-QSB and other periodic reports filed with the Securities and Exchange Commission from time to time. Copies are available on the Securities and Exchange Commission’s EDGAR database located at www.sec.gov or by calling our President, Thornton Donaldson at (518) 865-9978.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, Texola Energy Corporation has duly caused this report to be signed by the undersigned hereunto authorized.

November 16, 2005.

TEXOLA ENERGY CORPORATION

By: /s/ Thornton Donaldson

Thornton Donaldson

President, Secretary, Treasurer and Director